Exhibit 99.1

707 State Road Princeton, NJ 08540
T: 609-430-2880 F: 609-430-2850

NEWS RELEASE

For Immediate Release

Contact:	Christian S. Schade Senior VP and CFO Phone: 609-430-2880	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Nichol Ochsner Corporate Communications (media) Phone: 609-430-2880, x2214

Medarex Announces 2009 Second Quarter Financial Results

Princeton, N.J.; July 31, 2009 — Medarex, Inc. (NASDAQ: MEDX) announced today its financial results for the three-month period ended June 30, 2009.

Medarex’s net loss for the quarter ended June 30, 2009 was $29.2 million, or ($0.23) per share, as compared to a net loss of $53.1 million, or ($0.42) per share, for the second quarter of 2008. Included in the 2009 results was a non-cash charge of $4.7 million, or ($0.04) per share, for stock based compensation recorded in accordance with FAS 123(R), a non-cash equity in net loss of affiliate charge of $2.5 million, or ($0.02) per share, related to its share of Celldex Therapeutics, Inc. (“Celldex”) net loss and a gain of $14.3 million, or $0.11 per share, from Medarex’s sale of 2 million shares of Celldex’s stock. Excluding the impact of these items, Medarex’s net loss on a non-GAAP basis for the quarter ended June 30, 2009 was $36.3 million, or ($0.28) per share.

Total revenues for the quarter ended June 30, 2009 were $19.5 million, as compared to $10.0 million for the second quarter of 2008.  Research and development (R&D) expenses for the quarter ended June 30, 2009 decreased by $1.8 million, from $52.6 million in the second quarter of 2008 to $50.8 million in the second quarter of 2009. General and administrative expenses decreased by $1.9 million for the quarter ended June 30, 2009, from $12.4 million in the second quarter of 2008 to $10.5 million in the second quarter of 2009.

Medarex ended the second quarter of 2009 with approximately $340.6 million in cash, cash equivalents and marketable securities. In addition, as of June 30, 2009, the fair market value of Medarex’s equity interests in Genmab A/S and Celldex Therapeutics, Inc. were approximately $78.6 million and $23.2 million, respectively.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. Please see the section of the accompanying tables titled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss” for a description of these non-GAAP financial measures, including reasons for Medarex management’s decision to use each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles.

Second Quarter Highlights and Recent Developments

•                  Medarex and Bristol-Myers Squibb Company (NYSE:BMY) recently announced that the companies have signed a definitive merger agreement providing for the acquisition of Medarex

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by Bristol-Myers Squibb, for $16.00 per share in cash. The transaction, with an aggregate purchase price of approximately $2.4 billion, has been approved by the boards of directors of both companies.

•                  Medarex received a milestone payment from licensing partner Centocor Ortho Biotech, Inc. in connection with the marketing approval of SIMPONI™ (golimumab) in Canada. SIMPONI™ was also approved in the United States as a once-monthly subcutaneous treatment for rheumatoid arthritis and other inflammatory diseases.

•                  Medarex received a payment of $30 million, its share of the upfront payment from Merck & Co, Inc. in connection with the exclusive licensing agreement for an investigational antibody combination (MDX-066 and MDX-1388) developed for the treatment of C. difficile infection. Under the terms of the agreement, up to $165 million in development and regulatory milestones, double-digit royalties and sales-based milestones could be expected and would be divided equally between Medarex and Massachusetts Biologic Laboratories.

•                  Medarex received a milestone payment from licensing partner Novartis Pharma AG in connection with the marketing approval of Ilaris® (canakinumab) in the United States for the treatment of children and adults with cryopyrin-associated periodic syndrome, or CAPS, a serious life-long auto-inflammatory disease caused by rare genetic mutations.

•                  Medarex added approximately $14.3 million to its cash resources through the sale of Celldex common stock, reducing Medarex’s ownership in Celldex to approximately 18.7 % of the total outstanding shares.

•                  Medarex and Bristol-Myers Squibb (BMS) commenced enrollment of a randomized, double-blind Phase 3 ipilimumab in combination with radiotherapy for prostate cancer trial (study 043) in patients with prostate cancer who failed or are intolerant to taxotere. Overall survival is the primary endpoint in this trial.

•                  Medarex and BMS reported two-year overall survival data, which ranged from 30 to 42 percent in metastatic melanoma patients treated in three Phase 2 ipilimumab trials reported at the 2009 Annual Meeting of the American Society of Clinical Oncology (ASCO). Two-year historical survival rates in metastatic melanoma patients treated with dacarbazine have been reported to be in the range of approximately 8 to 12 percent.

•                  Medarex also reported encouraging anti-tumor activity data at ASCO from the single-dose Phase 1 trial and multi-dose Phase 1b trial of the anti-PD1 antibody, MDX-1106, including preliminary anti-tumor activity from the ongoing multi-dose Phase 1b trial that included one patient experiencing a near complete response, two patients experiencing a near or unconfirmed partial response, and one patient experiencing stable disease.

•                  Medarex’s anti-IP10 antibody, MDX-1100, achieved its clinical development objective with strong therapeutic proof-of-concept data from the randomized, double-blind, placebo-controlled Phase 2 trial in rheumatoid arthritis (RA). The reported top-line results indicated a statistically significant improvement in ACR20 scores at 12 weeks, the primary endpoint of the study. Full results are planned to be presented at a future scientific meeting in 2009.

•                  Medarex expanded its pipeline with the investigational new drug (IND) application filing for MDX-1338, a fully human anti-CXCR4 antibody for the treatment of cancers. The Phase 1 trial (monotherapy and chemotherapy combination) is expected to enroll patients with relapsed or refractory acute myelogenous leukemia.

•                  Medarex commenced human testing of MDX-1203, the Company’s first Antibody-Drug Conjugate generated from its proprietary technology.

•                  Medarex and Lonza signed a collaboration agreement that gives Medarex the option to work with Lonza as a partner to provide manufacturing services in support of the development and commercialization of Medarex’s pipeline of antibody and antibody-drug conjugate programs. As part of the agreement, Lonza may provide process development services for certain Medarex programs and may reserve manufacturing capacity at Lonza’s biopharmaceutical facilities around the world.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Over forty of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with the most advanced product candidates currently approved for commercial sale, the subject of regulatory applications for marketing authorization or in Phase 3 clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, compliance with regulatory requirements, risks associated with the use of hazardous substances and risks associated with the enforceability of our patents, as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its subsequent quarterly filings on Form 10-Q.  There can be no assurance that such development efforts will succeed or that developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.

MEDAREX, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		(unaudited)		(unaudited)
		2009	2008	2009	2008

	Contract and license revenues	$15,672	$5,891	$23,193	$13,875
	Reimbursement of development costs	3,829	4,069	7,145	8,088
	Total revenues	19,501	9,960	30,338	21,963

	Costs and expenses:
	Research and development	50,759	52,574	97,828	101,866
	General and administrative	10,527	12,435	21,040	24,844

	Operating loss	(41,785)	(55,049)	(88,530)	(104,747)

	Equity in net loss of affiliate	(2,500)	(3,546)	(4,916)	(5,331)
	Interest income, net	14,958	5,496	15,500	160,314

	Income (loss) before provision (benefit) for income taxes	(29,327)	(53,099)	(77,946)	50,236
	Provision (benefit) for income taxes	(80)	—	(96)	23
	Net income (loss)	$(29,247)	$(53,099)	$(77,850)	$50,213

	Basic net income (loss) per share	$(0.23)	$(0.42)	$(0.60)	$0.39
	Diluted net income (loss) per share	$(0.23)	$(0.42)	$(0.60)	$0.38

	Weighted average number of common
shares outstanding during the year	- basic	128,931	127,724	128,803	127,927
	- diluted	128,931	127,724	128,803	138,864

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)	(1)

Cash, cash equivalents and marketable securities	$340,648	$353,668
Other current assets	18,661	21,793
Property, buildings and equipment, net	62,280	67,154
Marketable securities - Genmab	78,596	87,428
Marketable securities - Celldex Therapeutics	23,154	—
Investment in Celldex Therapeutics	—	3,047
Other assets	3,411	3,765
	$526,750	$536,855

Current liabilities	$75,197	$64,299
Other liabilities	102,412	78,247
Convertible notes	146,392	145,430
Shareholders’ equity	202,749	248,879
	$526,750	$536,855

(1) Derived from the December 31, 2008 audited financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in Medarex’s Annual Report on Form 10-K for the year ended December 31, 2008.

The accompanying press release dated July 31, 2009, contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following reconciliation of GAAP net income (loss) to non-GAAP net loss and GAAP net income (loss) per share to non-GAAP net loss per share is provided as a complement to results presented in accordance with GAAP because Medarex’s management believes these non-GAAP financial measures provide better insight into Medarex’s performance by focusing on results generated by its ongoing operations and are important in comparing current results with prior period results. Non-GAAP net loss and non-GAAP net loss per share are intended to illustrate Medarex’s results of operations for the periods presented excluding the items discussed below. Medarex’s management believes investors’ understanding of Medarex’s financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share should not be viewed in isolation or as a substitute for GAAP net income (loss) or GAAP net income (loss) per share.

MEDAREX, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP Net income (loss)	$(29,247)	$(53,099)	$(77,850)	$50,213
Celldex net loss (1)	—	—	—	2,924
Stock-Based compensation expense (2)	4,743	5,968	9,597	11,259
Equity in net loss of affiliate	2,500	3,546	4,916	5,331
Gain on sale of Celldex stock	(14,300)	(3,331)	(14,300)	(3,331)
Gain on sale of Genmab stock	—	—	—	(151,834)
Non-GAAP Net loss	$(36,304)	$(46,916)	$(77,637)	$(85,438)

GAAP Net income (loss) per share,
basic	$(0.23)	$(0.42)	$(0.60)	$0.39
diluted	$(0.23)	$(0.42)	$(0.60)	$0.38

Non-GAAP Net loss per share, basic and diluted	$(0.28)	$(0.37)	$(0.60)	$(0.67)

Shares used in computing basic and diluted GAAP net income (loss) per share and Non-GAAP net loss per share	128,931	127,724	128,803	127,927

(1)   In management's view, the operations of Celldex prior to its merger with AVANT Immunotherapeutics Inc. (effective March 7, 2008) are not necessarily indicative of, or directly attributable to, Medarex's continuing operations. Celldex's operations relate primarily to the research, development and commercialization of therapeutic vaccines, which is outside the scope of Medarex's ongoing core business operations.

(2)   For the three and six months ended June 30, 2009, the Company incurred $4.7 million and  $9.6 million in non-cash stock compensation expense of which $2.4 million and $5.0 million is included in research and development expenses and $2.3 million and $4.6 million  is included in general and administrative expenses.  Stock compensation expense includes costs associated with stock awards, including stock options which were recorded in accordance with the provisions of FAS 123(R).  FAS 123(R) requires companies to record stock-based payments in the financial statements using a fair value method.

In addition to excluding the items described in footnotes 1 and 2 above, items have been excluded based upon management’s evaluation (on an individual basis) of both quantitative and qualitative aspects of the item, including (i) size and nature, (ii) whether it relates to our ongoing business operations, and (iii) whether management expects it to occur as part of our normal business on a regular basis. Those additional items excluded for purposes of determining non-GAAP net loss and non-GAAP net loss per share were gain on sales of Celldex Therapeutics stock, gain on sale of Genmab stock and equity in net loss of affiliate.